EXHIBIT 7.01

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Shares is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  December 9, 2010

ABAX LOTUS LTD.

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX JADE LTD.

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX NAI XIN A LTD.

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX GLOBAL OPPORTUNITIES FUND

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX UPLAND FUND, LLC

By:   ABAX CLAREMONT LTD. in its capacity as
         Managing Member

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX ARHAT FUND

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX CLAREMONT LTD.

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX GLOBAL CAPITAL

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

AGC ASIA 3 LTD.

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

ABAX GLOBAL CAPITAL (HONG KONG) LIMITED

By:   /s/  Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

XIANG DONG YANG

  /s/  Xiang Dong Yang
Name: Xiang Dong Yang